Exhibit 99

                                     EXPERTS

The financial statements and the related financial statement schedules incorporated in this Prospectus by reference from Lincoln Benefit Life Company's Annual Report on Form 10-K for the year ended December 31, 2003, and from the Statement of Additional Information (which is part of Registration Statement No. 333-61146 of Lincoln Benefit Life Variable Annuity Account) have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Lincoln Benefit Life Variable Annuity Account as of December 31, 2003, and for each of the periods in the two year period then ended incorporated herein by reference from the Statement of Additional Information, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.